Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Orchids Paper Products Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of 2012
Annual Meeting
and
Proxy Statement

Orchids Paper Products Company
4826 Hunt Street
Pryor, Oklahoma 74361

April 18, 2012

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Orchids Paper Products Company to be held at the Ambassador Hotel located at 1324 South Main Street, Tulsa, Oklahoma 74119 on Thursday, May 17, 2012, at 8:30 a.m. Central Time.

        At the meeting you will be asked to: (1) elect seven directors; (2) ratify the appointment of HoganTaylor LLP as the Company's independent registered public accounting firm for 2012; (3) vote upon a stockholder proposal, if properly presented by or on behalf of the stockholder, and (4) transact such other business as may properly come before the meeting.

        The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

        Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. Regardless of whether you expect to attend the annual meeting, you may vote by completing, signing, dating and mailing the proxy card.

        Thank you for your continued support of Orchids Paper Products Company.

Sincerely,
Robert A. Snyder President and Chief Executive Officer

ORCHIDS PAPER PRODUCTS COMPANY
4826 Hunt Street
Pryor, Oklahoma 74361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 17, 2012

        The 2012 annual meeting of Stockholders of ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation (the "Company"), will be held at the Ambassador Hotel located at 1324 South Main Street, Tulsa, Oklahoma 74119 on Thursday, May 17, 2012, at 8:30 a.m. Central Time (the "meeting") to consider and act upon the following matters:

          1.     to elect seven directors for one-year terms expiring at the conclusion of the Company's annual meeting in 2013;

          2.     to ratify the appointment of HoganTaylor LLP as the Company's independent registered public accounting firm for 2012; and

          3.     to vote on a stockholder proposal to amend the Company's Certificate of Incorporation and Bylaws to permit holders of 10% or more of the Company's voting stock to call a special meeting of stockholders, if properly presented by or on behalf of such holders.

        At the meeting, stockholders will also transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors recommends that you vote "FOR" each of the directors nominated under Proposal 1 and "FOR" Proposal 2. The Board of Directors is neither supporting nor opposing Proposal 3 and makes no recommendation either "FOR" or "AGAINST" the stockholder Proposal 3.

        Only stockholders of record at the close of business on April 2, 2012, are entitled to notice of and to vote in person or by proxy at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 4826 Hunt Street, Pryor, Oklahoma 74361. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope. Returning the enclosed proxy will not affect your right to vote in person if you attend the meeting.

        The enclosed proxy solicitation material is being mailed to stockholders on or about April 18, 2012, with a copy of the Company's Annual Report, which includes financial statements for the year ended December 31, 2011 and the Company's independent registered public accounting firm's report thereon.

By Order of the Board of Directors

Keith R. Schroeder Chief Financial Officer and Secretary

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 17, 2012: The proxy statement and annual report to stockholders are available at http://www.orchidspaper.com by selecting "Investors" or "Investor Resources".

Even though you may plan to attend the meeting in person, please execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Should you attend the meeting in person, you may revoke your proxy and vote in person.

i

ORCHIDS PAPER PRODUCTS COMPANY
4826 Hunt Street
Pryor, Oklahoma 74361

2012 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orchids Paper Products Company, a Delaware corporation (the "Company"), to be voted at the 2012 annual meeting of Stockholders of the Company (the "annual meeting" or the "meeting") and any adjournment or postponement of the meeting. The meeting will be held at the Ambassador Hotel located at 1324 South Main Street, Tulsa, Oklahoma 74119 on Thursday, May 17, 2012, at 8:30 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about April 18, 2012.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

        Because you were a stockholder of the Company as of April 2, 2012 (the "Record Date") and are entitled to vote at the annual meeting, the Board of Directors is soliciting your proxy to vote at the meeting.

        This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed to stockholders on or about April 18, 2012.

What Am I Voting On?

        You are voting on three items:

          1.     The election of seven directors for one-year terms expiring at the conclusion of the annual meeting in 2013 (see page 7);

          2.     The ratification of HoganTaylor LLP as the Company's independent registered public accounting firm for 2012 (see page 35); and

          3.     The stockholder proposal to amend the Company's Certificate of Incorporation and Bylaws to permit holders of 10% or more of the Company's voting stock to call a special meeting of stockholders (see page 37).

How Do I Vote?

        Stockholders of Record: If you are a stockholder of record, there are two ways to vote:

  •
  by completing and returning your proxy card; or

  •
  by written ballot at the meeting.

        Street Name Holders:     Shares which are held in a brokerage account in the name of the broker are said to be held in "street name." If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

What Are the Voting Recommendations of the Board of Directors?

        Proposal 1. The Board of Directors recommends voting "FOR" each of the directors nominated under Proposal 1.

        Proposal 2. The Board of Directors recommends voting "FOR" ratification of the appointment of HoganTaylor LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.

        Proposal 3. The Board of Directors is neither supporting nor opposing Proposal 3 and makes no recommendation either "FOR "or "AGAINST" the stockholder proposal to amend the company's Certificate of Incorporation and Bylaws to permit holders of 10% or more of the Company's voting stock to call a special meeting of stockholders.

        Unless you give contrary instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors for Proposals 1 and 2. If you do not provide instructions on your proxy card as to how you want to vote for Proposal 3, your shares will not be voted on Proposal 3.

Will Any Other Matters Be Voted On?

        We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to Robert Snyder and Keith Schroeder to vote on such matters in their discretion.

Who Is Entitled to Vote at the Meeting?

        Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

        If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, you will not be able to vote your shares at the meeting.

How Many Votes Do I Have?

        You will have one vote for every share of Orchids Paper Products Company common stock you owned on the Record Date.

How Many Votes Can Be Cast by All Stockholders?

        7,533,975 consisting of one vote for each share of Orchids Paper Products Company common stock outstanding on the Record Date. There is no cumulative voting.

How Many Votes Must Be Present to Hold the Meeting?

        The holders of a majority of the aggregate voting power of Orchids Paper Products Company's common stock outstanding on the Record Date, or 3,766,988 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting. If you vote, your shares will be part of the quorum. We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible whether a quorum has been achieved. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

What is a Broker Non-Vote?

        If your shares are held in "street name" through a broker, bank or other nominee (a "nominee") and you do not provide voting instructions, your nominee may vote your shares on your behalf only on routine matters, such as the ratification of the selection of the independent registered public accounting firm. The nominee will not be able to vote your shares on matters considered non-routine, for which specific authorization is required under the rules of NYSE Amex. If you do not provide the nominee with voting instructions on a non-routine matter, a "broker non-vote" occurs.

Which Proposals Are Considered "Routine" or "Non-routine"?

        Proposal 2 (ratification of the appointment of the independent registered public accounting firm) is a matter that the Company believes will be designated "routine."

        Proposal 1 (election of directors) and Proposal 3 (stockholder proposal) are matters that the Company believes will be considered "non-routine."

What if I Abstain? How Will Abstentions and Broker Non-Votes Be Counted?

        Abstentions and broker non-votes will be counted for the purpose of determining the number of shares entitled to vote that are present in person or by proxy and for determining whether a quorum is present.

        For Proposal 1, abstentions and broker non-votes will not have an effect on the vote.

        For Proposal 2, abstentions will have the effect of a negative vote, and broker non-votes will not be applicable.

        For Proposal 3, abstentions and broker non-votes will have the effect of a negative vote.

        We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the annual meeting.

What Vote Is Required to Approve Each Proposal?

        Proposal 1: The directors will be elected by a plurality vote. This means the seven nominees who receive the most affirmative votes of those stockholders present in person or by proxy and entitled to vote at the meeting will be elected to serve as directors.

        Proposal 2: For the proposal to ratify the appointment of HoganTaylor LLP as the Company's independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval.

        Proposal 3: For the stockholder's proposal to amend the Company's Certificate of Incorporation and Bylaws to permit holders of 10% or more of the Company's voting stock to call a special meeting of stockholders, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares will be required for approval.

Can I Change My Vote?

        Yes. Just send in a new proxy card with a later date or send a written notice of revocation to the Company's Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

When Will There Be Discretionary Voting Authority?

        If you are the stockholder of record and return a proxy card without indicating your vote, your shares will be voted as follows: (i) to elect each of the directors nominated under Proposal 1; and (ii) to ratify the appointment of HoganTaylor LLP as the Company's independent registered public accounting firm for 2012. However, your shares will not be voted on Proposal 3. If you are the stockholder of record and return a proxy card without indicating your vote, your shares may be voted in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment of the meeting. Should a nominee for director become unavailable to serve, the shares will be voted for a substitute designated by the Board of Directors, or for fewer than seven nominees if, in the judgment of the proxy holders, such action is necessary or desirable.

        How Can I Access Orchids Paper Products Company's Proxy Materials and Annual Report Electronically?

        This proxy statement and the 2011 annual report are available in the Investor Resources section of the Company's website, which can be accessed from the Company's homepage at http://www.orchidspaper.com by selecting "Investors" or "Investor Resources".

Who Will Bear the Cost of Soliciting Proxies?

        The Company will bear the cost of making solicitations from our stockholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers, or employees of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        On the Record Date there were 7,533,975 outstanding shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"). The following tables set forth certain information known to us with respect to beneficial ownership of the Company's Common Stock as of March 31, 2012 by:

  •
  each person known by us to own beneficially more than 5% of the Company's outstanding Common Stock;

  •
  each of the Company's directors;

  •
  each named executive officer; and

  •
  all of the Company's directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power over securities. The tables below include the number of shares underlying options and warrants that are currently exercisable or are exercisable within 60 days of March 31, 2012. With respect to each person, beneficial ownership is therefore based on 7,533,975 shares of common stock outstanding as of March 31, 2012, plus the number of options or warrants held by such person which are currently exercisable or are exercisable within 60 days of March 31, 2012. Shares of Common Stock subject to options and warrants that are currently exercisable or are exercisable within 60 days of March 31, 2012 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing beneficial ownership of that person and of the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361.

 Beneficial Owners of More Than Five Percent

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Beneficially Owned
Eubel Brady & Suttman Asset Management, Inc.(1) 7777 Washington Village Dr. Suite 210 Dayton, Ohio 45459	468,055	6.2%
Michael N. Taglich(2) 700 New York Avenue Huntington, New York 11743	436,135	5.8%
Hillson Partners LP(3) 110 North Washington Street, Suite 401 Rockville, Maryland 20850	419,502	5.6%
Robert F. Taglich(4) 700 New York Avenue Huntington, New York 11743	419,254	5.6%
Edward H. Arnold(5) 815 Tudor Lane Lebanon, Pennsylvania 17042	386,472	5.1%

(1)
Based solely on a Schedule 13G filed February 14, 2012, Eubel Brady & Suttman Asset Management, Inc. ("EBS"), a Delaware corporation, beneficially owns 468,055 shares. Ronald L. Eubel, Mark E. Brady, Robert J. Suttman II and William E. Hazel, each a U.S. citizen, may, as a result of their ownership in and positions with EBS and an affiliated entity be deemed to be indirect beneficial owners of 484,075 shares held by EBS and one affiliated entity, EBS Partners, LP ("EBS Partners") and have shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of the shares. In addition, Mr. Eubel and Mr. Suttman, along with Kenneth E. Leist, Paul D. Crichton, and Scott E. Lundy, each a U.S. citizen, may, as a result of their ownership in and positions with EBS be deemed to be indirect beneficial owners of 468,055 shares and have shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of the shares. Mr. Eubel is the beneficial owner of and has sole power to vote, direct the vote, dispose or direct the disposition of an additional 480 shares. However, inclusion herein shall not be deemed an admission by any of the above individuals that he or she beneficially owns the securities for which they report shared dispositive power and shared voting power.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2012.

(3)
Based solely on a Schedule 13D filed with the SEC on June 16, 2010, Hillson Partners LP ("Hillson") is a Delaware limited partnership. The general partners of Hillson are Hillson Financial Management, Inc. ("HFM"), which is a Maryland corporation, and Hillson Investments LLC ("Investments"), which is a Maryland limited liability company. Daniel H. Abramowitz ("Abramowitz"), a U.S. citizen, is the controlling stockholder, sole director and President of HFM, and is the sole member of Investments. Each of Hillson, HFM, Investments and Abramowitz may be deemed to have shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of the shares, all of which are held directly by Hillson. Based on the stockholder proposal received from Hillson February 14, 2012, as of that date, Hillson was the beneficial owner of 419,502 shares of Common Stock.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2012.

(5)
Based solely on a Schedule 13G/A filed with the SEC on March 26, 2010, Mr. Arnold is the Managing Member of Arnold Holdings, LLC, a Pennsylvania limited liability company, which is the General

  Partner of Arnold Income Fund, LP, a Delaware limited partnership, and Arnold Venture Fund, LP, a Delaware limited partnership. Arnold Income Fund, L.P. owns 57,634 shares of Common Stock and Arnold Venture Fund, LP owns 167,598 shares of Common Stock. The ownership of Arnold Income Fund, LP and Arnold Venture Fund, LP are included here, but such inclusion shall not be deemed an admission that Mr. Arnold beneficially owns the securities for which he reports shared voting power and shared dispositive power.

Beneficial Ownership of Directors, Director Nominees and Executive Officers

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Beneficially Owned
Robert Snyder(1)	234,267	2.9%
Gary P. Arnold(2)	196,677	2.4%
Keith R. Schroeder(3)	174,366	2.2%
Douglas E. Hailey(4)	162,900	2.0%
Jay Shuster(5)	77,624	1.0%
John C. Guttilla(6)	32,925	*
Jeffrey S. Schoen(7)	22,500	*
Steven R. Berlin(8)	21,900	*
All directors and executive officers as a group (8 persons)	923,159	11.5%

*
Indicates ownership of less than 1%.

(1)
Includes 230,667 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Snyder.

(2)
Includes 26,250 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Arnold. All of the shares are held in a margin account.

(3)
Includes 165,833 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Schroeder.

(4)
Includes 18,750 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Hailey. Includes 60,000 shares that are held in a margin account.

(5)
Includes 30,000 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Shuster.

(6)
Includes 16,250 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Guttilla. Includes 1,675 shares that are held in an IRA and for which Mr. Guttilla disclaims beneficial ownership.

(7)
Includes 22,500 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Schoen.

(8)
Includes 11,250 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Berlin. All of the shares are held in a brokerage margin account.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, persons who beneficially own more than ten percent of a registered class of the Company's equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its directors, executive officers and beneficial owners of greater than ten percent of the outstanding Common Stock complied with all such filing requirements during 2011.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Board of Directors presently has seven members with each member serving a one-year term.

        All of the Company's directors hold office until the end of the next annual meeting of stockholders or until their successors are duly elected and qualified.

        The Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the Company's current directors, Gary P. Arnold, Steven R. Berlin, John C. Guttilla, Douglas E. Hailey, Jeffrey S. Schoen, Jay Shuster and Robert A. Snyder, to be re-elected to serve until the 2013 annual meeting of Stockholders or until their successors are duly elected and qualified.

        The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or for good cause will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named below. Unless otherwise specified, all proxies will be voted in favor of the seven nominees listed above for election as directors of the Company.

        The information below is furnished as of March 31, 2012, for each of the nominees for the Board of Directors:

        The seven nominees who receive the highest number of affirmative votes cast will be elected director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE NAMED NOMINEES

Nominees for Election as Directors

        Set forth below is the name, age, position and a brief account of the business experience of each of the Company's directors and nominees and the reason why the Nominating and Corporate Governance Committee has nominated each person for election to the Board of Directors.

  Gary P. Arnold, 70, Director since 2005, Former Chief Executive Officer of Analogy, Inc.

        Mr. Arnold has significant international and domestic experience in the electronics industry in the areas of finance, strategic planning and operations, and has been involved in numerous capital market transactions. He spearheaded the turnaround at Tektronix Corp., where he was Chief Financial Officer from 1990 to 1992, and later served as Chairman and Chief Executive Officer of Analogy, Inc., a provider of design automation software used in the automotive industry, from 1993 to 2000. Mr. Arnold served as a director of Gulfstream International Group, Inc. from 2000 to 2010. Mr. Arnold has been a private investor, and from 2000 to 2011 served on the board of directors of National Semiconductor Corp. Mr. Arnold is a certified public accountant and holds a BS degree in accounting from East Tennessee State University and a JD degree from the University Of Tennessee School Of Law.

        The Nominating and Corporate Governance Committee has nominated Mr. Arnold to serve on the Board of Directors because of his extensive leadership experience with public companies and his deep understanding of financial matters.

  Steven R. Berlin, 67, Director since 2005, Former Vice President and Chief Financial Officer of Kaiser-Francis Oil Company

        Since January 2006, Mr. Berlin has been an independent financial consultant. Mr. Berlin was Vice President of Kaiser-Francis Oil Company from 2004 to January 2006, and the Vice President and Chief Financial Officer of Kaiser-Francis Oil Company from 1999 to 2004. He held the positions of Chief Financial Officer, Secretary and Treasurer of PetroCorp Corporation from 1999 to 2004 and was a director of PetroCorp Corporation from 2001 to 2004. Mr. Berlin was on the faculty of the University of Tulsa, where he taught business and finance courses, from 1996 to 1999. Prior to joining the faculty at the University of Tulsa, Mr. Berlin worked for CITGO Petroleum Corporation and its predecessors in various financial and management positions, including the last ten years as Chief Financial Officer. He is currently a member of the board of directors of North American Palladium Limited (NYSE Amex: PAL). Mr. Berlin received his BSBA degree from Duquesne University, his MBA from the University of Wisconsin and is a graduate of the Stanford Executive Program. He is a certified public accountant.

        The Nominating and Corporate Governance Committee has nominated Mr. Berlin to serve on the Board of Directors because of his extensive leadership experience with public companies and his deep understanding of financial and accounting matters.

  John C. Guttilla, 55, Director since 2005, Principal of Rotenberg Meril Solomon Bertiger &Guttilla, P.C.

        Since 1988, Mr. Guttilla has been a principal and director in the financial services department of the public accounting firm of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. Mr. Guttilla focuses on providing tax structuring and compliance advice in the areas of real estate, entertainment, brokerage, manufacturing, printing, restaurant and construction. He is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Guttilla holds a BS degree in accounting from Fordham University and a Masters degree in taxation from St. John's University.

        The Nominating and Corporate Governance Committee has nominated Mr. Guttilla to serve on the Board of Directors because of his deep understanding of financial and accounting matters.

  Douglas E. Hailey, 50, Director since 2004, Managing Director of Taglich Brothers, Inc.

        Mr. Hailey is a Managing Director of the Investment Banking Division of Taglich Brothers, Inc., a New York-based full service brokerage firm that specializes in private equity placements for small public companies. Mr. Hailey joined Taglich Brothers in 1994. Mr. Hailey currently serves on the board of directors of Williams Controls, Inc. (NASDAQ: WMCO) and previously served on the board of directors of Gulfstream International Group, Inc. from 2006 to 2009. Mr. Hailey received a BA degree in Business Administration from Eastern New Mexico University and an MBA from the University of Texas.

        The Nominating and Corporate Governance Committee has nominated Mr. Hailey to serve on the Board of Directors because of his extensive experience serving on public company boards of directors and his knowledge of the capital markets.

  Jeffrey S. Schoen, 51, Director since 2007, Former Executive Vice President of Cumberland Swan, Inc.

        From 2002 through 2006, Mr. Schoen served as Executive Vice President of Cumberland Swan, Inc., a private label manufacturer of personal care products. From 1999 through 2002, Mr. Schoen was employed by Paragon Trade Brands, a private label manufacturer of disposable diapers and training pants, last serving as Vice President of Operations. Mr. Schoen holds a BS degree in chemical engineering from the University of Wisconsin.

        The Nominating and Corporate Governance Committee has nominated Mr. Schoen to serve on the Board of Directors because of his extensive leadership experience in manufacturing companies and the private label consumer goods industry.

  Jay Shuster, 57, Director since 2006, Chairman of the Board of Orchids Paper Products Company and Former Chief Operating Officer of Rock-Tenn Company

        For the past ten years, Mr. Shuster has worked as an independent consultant. Mr. Shuster was employed by Rock-Tenn Company from 1979 through 2000, last serving as the company's Chief Operating Officer and on the company's board from 1991 through 2000. Prior to 1991, he held the positions of Executive Vice President Consumer Packaging Group, Executive Vice President and General Manager of the Folding Carton Division and Chief Financial Officer. Mr. Shuster served on the board of directors of Atlantis Plastics, Inc. from 2001 to 2008. Mr. Shuster is a certified public accountant and holds a BS degree in Business Administration from the University of Florida.

        The Nominating and Corporate Governance Committee has nominated Mr. Shuster to serve on the Board of Directors because of his extensive leadership experience in manufacturing companies, his knowledge of the paper industry and his deep understanding of financial matters.

  Robert A. Snyder, 63, Director since 2007, Chief Executive Officer and President of Orchids Paper Products Company

        Mr. Snyder has been the Company's Chief Executive Officer and President since August 2007. He previously worked for Kruger, Inc., where from October 2002 to October 2005 he served as Vice-President and General Manager of Corner Brook Pulp and Paper Limited, an operation which was comprised of a newsprint mill, timberlands and power generation facility, and from October 2005 to July 2007 he served as General Manager of KTG USA, a premium grade tissue mill. He was a Mill Manager for Great Northern Paper, Inc. from January 2002 to October 2002, and General Manager of the Paper Business unit for Alliance Forest Products U.S. Corporation from 1999 to 2001. Previously, Mr. Snyder was the Vice President and General Manager (1992-1999) and the Production Manager (1985-1992) for Bear Island Paper Co. and Bear Island Timber Co. Mr. Snyder received a BS degree in Paper Science and Engineering from the State University of New York at Syracuse University.

        The Nominating and Corporate Governance Committee has nominated Mr. Snyder to serve on the Board of Directors because of his management leadership position, his understanding of the Company's operations and his knowledge of the paper industry.

Additional Director Information

        Mr. Berlin served as Chief Financial Officer and as a director of Great Plains Airlines, a regional airline headquartered in Tulsa, Oklahoma, from March 2001 to January 22, 2004. On January 23, 2004, Great Plains Airlines filed a voluntary petition under Chapter 11 of the federal bankruptcy laws. The company was liquidated under Chapter 7 of the federal bankruptcy laws.

        Mr. Shuster served as a director of Atlantis Plastics, a manufacturer of injection modeled plastic products and plastic film headquartered in Atlanta, Georgia, from 2001 to 2009. On August 10, 2008, Atlantis Plastics filed a voluntary petition under Chapter 11 of the federal bankruptcy laws. The company sold its assets in 2008 and a trustee is currently winding down the affairs of the company.

        Mr. Arnold served as a director of Gulfstream International Group, Inc., owner of a regional commercial airline and pilot school, from 2000 to 2010. Subsequent to his resignation, on November 4, 2010, Gulfstream International Group, Inc. and its subsidiaries filed a voluntary petition under Chapter 11 of the federal bankruptcy laws.

Board of Directors

        Currently, we have a seven-member Board of Directors. All of the directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

        The Board of Directors held seven meetings during the fiscal year which ended December 31, 2011. During 2011, each director attended at least 75% of the aggregate of the regular meetings of the Board of Directors and meetings of the committees of the Board on which he served. All of the directors attended the annual meeting of stockholders held on May 19, 2011. An executive session of independent directors is generally held at the time of each Board meeting that is held in-person. The independent directors met in executive session at four Board meetings in 2011. The directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

Director Independence

        The Company periodically reviews the independence of each director. Pursuant to this review, the directors and officers of the Company, on an annual basis, are required to complete and forward to the

Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors, officers and the Company (including immediate family and affiliates). If any transactions or relationships exist, the Company then considers whether such transactions or relationships are inconsistent with a determination that the director is independent in accordance with the applicable standards of the NYSE Amex and the SEC. Pursuant to this process, the Board of Directors has determined that Mr. Arnold, Mr. Berlin, Mr. Guttilla, Mr. Hailey, Mr. Schoen and Mr. Shuster qualify as independent directors.

Board Committees

        The Board of Directors has three committees established in the Company's bylaws: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is an independent director.

        Audit Committee.    The Company has an Audit Committee consisting of Mr. Guttilla, who chairs the committee, and Messrs. Berlin and Schoen. The Audit Committee is governed by a written charter, available in the Corporate Governance section of the Company's website which can be accessed from the Company's homepage at http://www.orchidspaper.com by selecting "Investors" and then "Corporate Governance." According to its charter, the Audit Committee must review the charter on an annual basis, and, if necessary, propose amendments to the Board of Directors. Under the charter, the Audit Committee must meet at least four times a year and is responsible for reviewing the independence, qualifications and quality control procedures of the Company's independent auditors, and is responsible for recommending the initial or continued retention, or a change in, the Company's independent auditors. In addition, the Audit Committee is required to review and discuss with the Company's management and independent auditors the Company's financial statements and the Company's annual and quarterly reports, as well as the quality and effectiveness of the Company's internal control procedures and critical accounting policies. The Audit Committee Charter also requires the Audit Committee to review potential conflict of interest situations, including transactions with related parties, and to discuss with the Company's management other matters related to the Company's external and internal audit procedures. The Audit Committee has adopted a pre-approval policy for the provision of audit and non-audit services performed by the Company's independent auditors. The Board of Directors has determined that Mr. Guttilla is an Audit Committee financial expert under the rules and regulations of the SEC. The Audit Committee held five meetings in 2011. A copy of the report of the Audit Committee is on page 14.

        Compensation Committee.    The Company has a Compensation Committee consisting of Mr. Arnold, who chairs the committee, and Messrs. Guttilla and Hailey. The Compensation Committee is governed by a written charter, available in the Corporate Governance section of the Company's website which can be accessed from the Company's homepage at http://www.orchidspaper.com by selecting "Investors" and then "Corporate Governance." The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for the Company's executive officers, including annual bonus compensation, and consults with the Company's management regarding compensation policies and practices. The Compensation Committee also reviews and makes recommendations to the Board of Directors regarding compensation of directors. The Compensation Committee also makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned "COMPENSATION DISCUSSION AND ANALYSIS." The Compensation Committee held eight meetings in 2011. A copy of the report of the Compensation Committee is on page 15.

        Nominating and Corporate Governance Committee.    The Company has a Nominating and Corporate Governance Committee consisting of Mr. Berlin, who chairs the committee, and Messrs. Hailey and Schoen. The Nominating and Corporate Governance Committee is governed by a written charter, available in the Corporate Governance section of the Company's website which can be accessed from the

Company's homepage at http://www.orchidspaper.com by selecting "Investors" and then "Corporate Governance." The Nominating and Corporate Governance Committee is responsible for submitting to the Board of Directors a proposed slate of directors for submission to the stockholders at the Company's annual meeting, recommending director candidates in view of pending additions, resignations or retirements, developing criteria for the selection of directors, reviewing suggested nominees received from stockholders and reviewing corporate governance policies and recommending changes to the full Board of Directors. As set forth above, the members of the Nominating and Corporate Governance Committee qualify as "independent directors" under the NYSE Amex rules. The Nominating and Corporate Governance Committee held two meetings in 2011.

Role of Board of Directors in Risk Management

        The Board of Directors oversees the Company's approach to risk management as a whole. It is management's responsibility to keep the Board of Directors informed regarding the matters of the Company. The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to the Company's management team concerning the assessment and management of risk. It is the responsibility of the Board of Directors to understand the information it receives and its context and assess and manage the various risks the Company faces. In exercising its oversight, the Board of Directors may allocate some areas of focus to its committees for evaluation, as more fully described below.

        The Board of Directors has delegated oversight for matters involving certain specific areas of risk exposure to its three committees. Each committee reports to the Board of Directors at regularly scheduled Board of Directors meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

        The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the internal audit function, the independent auditors' qualifications, independence and performance, and the Company's corporate finance matters including its capital structure. The Audit Committee reviews critical accounting policies and potential conflict of interest situations, including transactions with related parties. The Audit Committee also provides oversight with respect to the Company's risk management process, including, as required by the NYSE Amex, discussing with management the Company's significant financial risk exposures, steps management has taken to monitor, control and report such exposures and our policies with respect to risk assessment and risk management. Under the terms of the Company's Business Conduct Policy, the Audit Committee is charged with monitoring and enforcing compliance with laws and practices relating to accounting.

        The Compensation Committee is responsible primarily for the design and oversight of the Company's executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company's overall executive compensation program appropriately links pay to performance and aligns the interests of the Company's executives with its stockholders. In furtherance of this objective, the Compensation Committee evaluates the potential compensation payable under the Company's executive compensation plans, including bonuses, options and other benefits, based on alternative performance scenarios. The Compensation Committee also monitors the design and administration of the Company's overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees.

        The Nominating and Corporate Governance Committee has a significant role in overseeing risk. It oversees compliance with most of the elements of the Company's Business Conduct Policy, including conflicts of interest, corporate opportunities, confidential information, protection and use of Company assets and compliance with law. Monitoring and enforcing compliance with laws and practices relating to accounting is the Audit Committee's responsibility. The Nominating and Corporate Governance Committee is also responsible for managing risks related to our corporate governance, including performance of the Board of Directors and individual directors, director succession and director education. The Nominating and Corporate Governance Committee recommends director nominees and changes to the full Board of Directors and also considers the Company's ethics, social and environmental responsibility.

 Selection of Nominees for the Board of Directors

        The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors candidates to serve as members of the Board of Directors. The Nominating and Corporate Governance Committee has not adopted specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather each nominee is individually evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. The Nominating and Corporate Governance Committee does not have a policy regarding the consideration of diversity in identifying nominees for director, however, it does actively seek to have a Board of Directors composed of individuals with a diverse set of expertise and business experiences. With respect to the selection of director nominees at the 2012 annual meeting of Shareholders, the Nominating and Corporate Governance Committee recommends the Board of Directors nominate each of the seven directors currently serving on the Board of Directors.

        The Nominating and Corporate Governance Committee will consider candidates submitted from a variety of sources (including, without limit, incumbent directors, stockholders, Company management and third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. The committee will then evaluate each potential candidate's educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board of Directors. The committee will seek to identify and recruit the best available candidates, and will endeavor to evaluate qualified stockholder nominees on the same basis as those submitted by members of the Board of Directors, third-party search firms or other sources.

        After completing this process, the committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the committee will rank them by order of preference, depending on their respective qualifications and the Company's needs. The committee chair, or another director designated by the committee chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full committee. All such interviews will be held in person, to the extent possible, and will include only the candidate and the committee members. Based upon interview results and appropriate background checks, the committee will decide whether it will recommend the candidate's nomination to the full Board of Directors.

        The committee may, in its discretion, choose to use additional resources (including independent third-party search firms) if it determines that such resources could enhance a particular director search.

        Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361:

  •
  Stockholder's name, number of shares owned, length of period held, and proof of ownership;

  •
  Name, age and address of candidate;

  •
  A detailed resume describing among other things the candidate's educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

  •
  A supporting statement which describes the candidate's reasons for seeking election to the Board of Directors, and documents his/her ability to serve on the Board of Directors;

  •
  Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of directors;

  •
  A description of any arrangements or understandings between the stockholder and the candidate;

  •
  Any other information that would be useful to the committee in considering the candidate; and

  •
  A signed statement from the candidate, confirming his/her willingness to serve on the Board.

        The Corporate Secretary will forward such materials to the committee chair and the Chairman of the Board of Directors. The Corporate Secretary will also maintain copies of such materials for future reference by the committee when filling Board of Directors positions.

        Stockholders may submit potential director candidates at any time pursuant to these procedures. The committee will consider such candidates if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the committee deems necessary or appropriate. Separate procedures apply, as provided in the Bylaws, if a stockholder wishes to submit at an annual meeting a director candidate that is not approved by the committee or the Board of Directors. See "STOCKHOLDER PROPOSALS."

Communications with the Board of Directors

        The Board of Directors has adopted a policy to provide a process for holders of the Common Stock and other interested parties to send written communications to the Board of Directors. Any person wishing to send communications to the Board of Directors should send the written communication and the following information to the Company's Corporate Secretary, Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361:

  •
  name, age, business address and residential address;

  •
  if a stockholder, the number of shares of Common Stock owned, length of period held, and proof of ownership; and

  •
  any individual director or committee to which the person would like to have the written statement and other information sent.

        The Corporate Secretary, or his designee, will collect and organize all of such communications as he deems appropriate and, at least once each year, forward these materials to the Chairman of the Board, any committee chair or individual director. The Corporate Secretary may refuse to forward material which he determines in good faith to be scandalous, threatening or otherwise inappropriate for delivery. The Corporate Secretary will also maintain copies of such materials.

Leadership Roles

        It is not required under the terms of the Company's bylaws that the positions of Chairman of the Board of Directors and Chief Executive Officer be separate. Further, the Board of Directors has no policy concerning the separation of the offices of Chairman of the Board and Chief Executive Officer, but retains the flexibility to decide how the two positions should be filled based on the circumstances existing at any given time. Our offices of Chairman of the Board and Chief Executive Officer have been separate since before our initial public offering in 2005, with the Chairman of the Board overseeing strategic planning for the Company, and the Chief Executive Officer overseeing day-to-day operational matters. The Board of Directors believes that the separation of the two roles continues to provide the best balance of these important responsibilities. Having been a consultant to the Company for several years, Mr. Shuster not only brings leadership and financial acumen to the role of Chairman of the Board, but also a unique and extensive knowledge of the Company and its industry. Mr. Snyder's leadership enhances his role as Chief Executive Officer and provides significant value for the Company and its stockholders due to his extensive knowledge of the industry and experience in management positions within the industry.

        Our bylaws provide the flexibility for our Board of Directors to modify our leadership structure in the future as appropriate, and as such, the Board of Directors intends to continue to exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances, rather than based on a policy or rule. We believe that the Company has been well-served by this flexible leadership structure.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of Orchids Paper Products Company (the "Committee") is composed of three directors who, in the judgment of the Board of Directors, meet the independence requirements of the Company's charter and the NYSE Amex and SEC rules. The Committee operates under a charter adopted by the Board of Directors. The primary function of the Committee is to assist the Board of Directors in its oversight of the Company's financial reporting processes. Management is responsible for the Company's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

        The Committee submits the following report pursuant to the SEC rules:

  •
  The Committee has reviewed and discussed with management and with HoganTaylor LLP, the Company's independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2011 (the "Financial Statements").

  •
  HoganTaylor LLP has advised management of the Company and the Committee that it has discussed with them all the matters required to be discussed by Statement of Auditing Standards No. 61, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements.

  •
  The Committee has received from HoganTaylor LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding HoganTaylor LLP's communications with the Committee concerning independence and has discussed HoganTaylor LLP's independence with them.

  •
  Based upon the aforementioned review, discussions and representations of HoganTaylor LLP, and the unqualified audit opinion presented by HoganTaylor LLP on the Financial Statements, the Committee recommended to the Board of Directors that the Financial Statements be included in the Company's Annual Report on Form 10-K. The Committee has reviewed the performance of services provided by HoganTaylor LLP in 2011 and the proposed audit plan for 2012 and, based upon those reviews and other considerations, recommends that HoganTaylor LLP be selected as the independent registered public accounting firm for the Company for fiscal 2012.

Respectfully submitted,
John C. Guttilla, Chairman Steven R. Berlin Jeffrey S. Schoen

 REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors of Orchids Paper Products Company is primarily responsible for reviewing, approving and overseeing Orchids' compensation plans and practices, and works with management and the committee's compensation consultant to establish Orchids' executive compensation philosophy and programs. The committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2011 with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
Gary P. Arnold, Chairman John C. Guttilla Douglas E. Hailey

        The Report of the Audit Committee and the Report of the Compensation Committee on Executive Compensation will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is comprised of Gary P. Arnold, who chairs the committee, John C. Guttilla and Douglas E. Hailey, none of whom are employees or current or former officers of the Company, and none of whom had any relationship with the Company required to be disclosed under the section of the proxy captioned "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." None of the Company's Compensation Committee members and none of the Company's executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

COMPENSATION DISCUSSION AND ANALYSIS

        This section provides information regarding the compensation for Mr. Snyder, our President and Chief Executive Officer, and Mr. Schroeder, our Chief Financial Officer, whom we refer to collectively as the "named executive officers." This section includes information regarding the overall objectives of our compensation programs, the means by which we make compensation decisions and each element of compensation that we provide.

        The compensation of our named executive officers is composed principally of a base salary, a cash bonus and equity-based compensation in the form of stock options. In addition, our named executive officers are entitled to matching contributions to our 401(k) plan and certain perquisites.

        Compensation decisions are made by the Compensation Committee of our Board of Directors, with significant input from Mr. Shuster, who serves as a consultant to the Compensation Committee, and from Mr. Snyder for compensation of his direct reports.

Objectives of Compensation

        In general, the objectives of our compensation programs are to:

  •
  attract and retain key personnel by providing total compensation that is internally equitable and externally competitive;

  •
  motivate key personnel by providing performance-based incentives to achieve our financial goals and long-term business plans; and

  •
  align management's and stockholders' interests by granting stock options and/or other equity-linked compensation.

        To achieve these goals, the Compensation Committee implements and maintains compensation plans that tie a substantial portion of our named executive officers' overall compensation to productivity and profitability improvement, and thus improved stockholder value. Both of our named executive officers have entered into employment agreements and their base salary is included in the contractual obligations under those agreements. In addition, the Compensation Committee evaluates compensation on an ongoing basis and makes adjustments as it believes are necessary to fairly compensate our executives and to retain their services.

Establishing Executive Compensation

        Role of the Compensation Committee.    The Compensation Committee discharges the Board of Directors' responsibilities relating to compensation matters. Its role is to review the Company's compensation programs, policies and practices and to set the compensation for each named executive officer.

        The Compensation Committee reviews the performance of each named executive officer, the financial and other performance of the Company and considers the appropriate level of compensation for each named executive officer. The Compensation Committee considers the total compensation for each named executive officer as well as the individual elements of their compensation, including base salary and potential cash bonus payments, vested and unvested stock options, perquisites and payments under various termination and change of control scenarios. In setting compensation, the committee's decisions are shaped by the Company's compensation objectives and the market for executive talent based on the committee members' personal experience, contacts in the paper industry, and publicly available information. The Compensation Committee also uses the web-based Equilar database on occasion to evaluate base salary for our named executive officers against the base salary of their counterparts at certain comparable public companies.

        In the first quarter of each year, the Chief Financial Officer certifies the accuracy and consistency of the bonus calculations for the named executive officers based on individual and Company performance against the targets and thresholds set in the prior year's bonus program. The Chief Financial Officer presents the calculations to the Compensation Committee, which then authorizes the payments and determines whether any of the discretionary bonus pool available in the bonus plan should be paid to any of the named executive officers. In December of the preceding year or the first quarter of the current year, the Compensation Committee determines the metrics for the new year's bonus program, based, in part, on input received from Mr. Shuster and the Chief Executive Officer.

        As part of this annual review, the Compensation Committee also considers the structure of the Company's compensation arrangements and how well that structure furthers the Company's compensation objectives. The annual review is conducted in consultation with Jay Shuster acting as a compensation consultant. The Company's Chief Executive Officer participates in the process for setting the compensation for Mr. Schroeder, and both Mr. Snyder and Mr. Schroeder have considerable input in determining the metrics used in the bonus program and in making compensation decisions for other employees.

        Role of Compensation Consultants.    Mr. Shuster serves as a consultant to the Compensation Committee to review the compensation package of our officers and to develop the metrics to be used in our bonus program. He was initially retained by the Compensation Committee in 2007 after interviewing and being approved by the Board of Directors. We compensate Mr. Shuster for these services as part of his consulting arrangement with the Company. Our named executive officers work with Mr. Shuster each year to prepare recommendations for the Compensation Committee as to adjustments to the structure of the compensation packages and as to the defined metrics to be used for the Company's current year bonus program.

        Role of the Chief Executive Officer.    The Chief Executive Officer assists the Compensation Committee in reaching compensation decisions by developing recommended compensation for the Company's other officers and management personnel. The Chief Executive Officer may also consult informally with the Compensation Committee and Mr. Shuster prior to presenting his recommendations to the Compensation Committee for their review and discussion to ensure that his recommendations will best reflect our compensation objectives. The Chief Executive Officer also prepares recommendations for the metrics of the bonus plan each year, in consultation with the Chief Financial Officer and Mr. Shuster, as consultant to the Company.

        Role of Stockholders.    The Compensation Committee considers stockholder input when setting compensation for named executive officers. At our 2011 annual meeting of stockholders, 83.4% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation policies. The Board of Directors and the Compensation Committee reviewed these vote results and determined that, given the significant level of support, no major re-examination of our executive compensation policies was necessary at this time. In addition, based on the results of the advisory vote on the frequency of advisory votes on executive compensation which was also held at our 2011 annual meeting, we intend to next solicit input from our stockholders on our executive compensation at the 2014 annual meeting of stockholders

        Role of Employment Agreements.    We consider employment agreements to be an important part of recruiting and retaining qualified executive officers. All of the named executive officers have entered into employment agreements with us. Our employment agreements with the named executive officers establish the named executive officers' initial base salary. In the case of our Chief Executive Officer, the employment agreement also requires that his base salary be increased on an annual basis based on increases to the consumer price index for the Midwest Urban metropolitan area with a population between 50,000 and 1,500,000 people. Employment agreement terms also include provisions regarding severance, change-in-control, confidentiality, non-competition and non-solicitation. The Compensation Committee's judgment is that employment agreements are beneficial for us. These employment agreements are described in further detail under the section of this proxy captioned "AGREEMENTS WITH NAMED EXECUTIVE OFFICERS."

Elements of Compensation

        Our employment agreement with Mr. Snyder was entered into effective August 20, 2007 in connection with his appointment as President and Chief Executive Officer and amended in August 2008 and in January 2012. Our employment agreement with Mr. Schroeder was entered into effective March 1, 2009, corresponding to the expiration of his previous employment agreement. The terms of these employment agreements were individually developed based on a number of factors, including the particular executive's position, his scope of duties, his experience, his past performance, our compensation goals and the market for executive talent.

        Our principal competitors for executive talent are other pulp and paper industry companies as well as other companies in our region. As such, when we consider whether our levels of compensation are externally competitive, we evaluate the market for executive talent based upon the knowledge and experience of the Compensation Committee members and Mr. Shuster and their contacts in the paper industry. In 2010, the Compensation Committee also evaluated the base salary of our Chief Financial Officer against the base salary of chief financial officers of forty Midwest-based small publicly traded manufacturing companies, excluding oil and gas companies. These companies had a mean revenue of $125 million, and a mean asset level of $119 million. Management and the Compensation Committee believe that these companies are representative of the kinds of companies with which we compete for executive talent. We generate these data through a database created by Equilar Inc., an independent executive compensation research firm that draws information from proxy statements and other reports filed with the Securities and Exchange Commission. In addition, in connection with the amendment of Mr. Snyder's employment agreement in January 2012, the Compensation Committee consulted an Equilar report of the base salary for chief executive officers at companies which the Compensation Committee believes are representative of the types of companies with which we compete for executive talent.

        Most of our compensation elements fulfill one or more of our compensation objectives. The elements of total compensation for our named executive officers are:

  •
  base salary;

  •
  cash bonus;

  •
  equity-based compensation;

  •
  401(k) plans; and

  •
  perquisites.

        Base salary.    In general, we seek to provide our Chief Executive Officer and Chief Financial Officer with a competitive annual base salary. Base salary is set at a level that is competitive for the responsibilities of the position taking into account our industry and geographic location. In addition, the Compensation Committee considers adjustments to base salary based on both Company and individual performance as well as internal equity within our pay scale. We do so in order to attract and retain a high caliber of talent for these positions, and to provide a fair base wage that is not subject to the Company's performance risk. For the named executive officers, the minimum base salary is established in their employment agreements and, as such, is also subject to the outcome of the Company's negotiations with the executives. Increases to base salary in subsequent years are made at the discretion of our Compensation Committee. In addition, our Chief Executive Officer is entitled to increases based upon increases in the applicable consumer price index.

        In considering the competitiveness of our base salaries, the Compensation Committee relies upon the expertise of its members and the data from a survey of public company compensation generated through Equilar. In connection with the execution of the employment agreement with Mr. Schroeder and again in subsequent years, the Compensation Committee consulted a report of the base salary for chief financial officers at 40 Midwest-based small publicly traded manufacturing companies which Management and the Compensation Committee believe are representative of the types of companies with which we compete for executive talent.

        The Compensation Committee has made a similar comparison for Mr. Snyder. When the Company hired Mr. Snyder in 2007, it determined his base salary by taking into account the base salary requirements of the candidates, as well as Mr. Shuster's experience in the market and knowledge of the compensation levels of top operating managers at other pulp and paper mills. This information served as the market check for Mr. Snyder's base salary, and the Compensation Committee determined that no further data were needed in setting Mr. Snyder's base salary. Under the terms of his employment agreement, Mr. Snyder's base salary adjusts upward based on increases to the consumer price index for the Midwest Urban metropolitan area with a population between 50,000 and 1,500,000 people. Up until 2011, increases to his base salary occurred on September 1 of each year. In 2012, in connection with the amendment of Mr. Snyder's employment agreement, the Compensation Committee consulted an Equilar report of the base salary for chief executive officers at companies which Management and the Compensation Committee believe are representative of the types of companies with which we compete for executive talent and determined that an increase in Mr. Snyder's base salary was warranted. On January 19, 2012, Mr. Snyder's employment agreement was amended to increase Mr. Snyder's base salary to $320,000 per year effective January 1, 2012 and to provide that the consumer price index adjustment be made to his salary each February 1 (rather than each September 1), beginning February 1, 2013.

        The following table lists the base salaries set by the Compensation Committee for each of the named executive officers during each of 2010 and 2011, along with the percentage change from year to year:

	2010	2011	Percentage Change
Robert A. Snyder(1)	$272,374	$283,814	4.2%
Keith R. Schroeder(2)	$194,776	$199,157	2.2%

(1)
Mr. Snyder's base salary was subject to increase on September 1, 2010 and 2011. In January 2012, Mr. Snyder's employment agreement was amended to increase his base salary to $320,000, with no further consumer price index adjustments to occur to his base salary until February 1, 2013 and then on each February 1 thereafter.

(2)
Mr. Schroeder's base salary is subject to an annual review by the Compensation Committee. Effective January 1, 2012, Mr. Schroeder's base salary was increased to $205,000 per year.

        In 2010, Mr. Snyder's base salary was increased 2.3% and 4.2% in 2011 per the terms of his employment agreement, which requires that his base salary increase at the same rate as the consumer price index for Midwestern Urban metropolitan areas with a population between 50,000 and 1,500,000 people. In January 2012, in connection with the amendment of Mr. Snyder's employment agreement, the Compensation Committee reviewed Mr. Snyder's compensation, including the data in an Equilar report of base salaries for chief executive officers at similar public companies. Mr. Snyder's base salary was increased to $320,000 per year effective January 1, 2012.

        In 2010 and 2011, the Compensation Committee reviewed Mr. Schroeder's compensation, including the data in an Equilar report of base salaries for chief financial officers at similar public companies. Effective June 15, 2010, Mr. Schroeder's base salary was increased by $4,751, or 2.5%. Effective August 8, 2011, Mr. Schroeder's base salary was increased by $4,381, or 2.2%. In January 2012, the Compensation Committee reviewed Mr. Schroeder's compensation, including the data in an Equilar report of base salaries for chief executive officers at similar public companies, and effective January 1, 2012, Mr. Schroeder's base salary was increased to $205,000 per year.

        Cash bonus.    The Company has a performance bonus program based on formulas, including target metrics and potential bonus ranges based on the elements critical to the Company's financial results. Although the program allows for subjectively based awards, including awards from a discretionary bonus pool, as well as the formula-driven ones, the Compensation Committee believes that formula-driven awards provide fairer results for both the executives and the Company's stockholders.

        The Company's principal financial metric is earnings before interest expense, taxes, depreciation, and amortization ("EBITDA"). For purposes of the bonus calculation, we exclude estimated bonus accruals from the EBITDA calculation. For the manufacturing of parent rolls, we use a production metric based on tons of paper produced per day. For our converting process, we use a production metric based on our hourly labor cost per case of converted product produced. Hourly labor cost per case is determined by adding all hourly labor costs of converting the product (including wages, taxes and fringe benefits of employees running the converting lines and working in the warehouse, but excluding managerial costs), divided by the total number of cases produced.

        Cash bonuses for named executive officers are determined based on the Company's performance against predetermined targets and thresholds for each of these three metrics for the fiscal year. In addition, the Compensation Committee may identify additional operational challenges for the Company and create specific bonus objectives linked to successfully addressing those challenges. The employment agreements for each of the Company's named executive officers provide that cash bonus compensation is capped at 100% of their respective base salary.

        Late in the Company's fiscal year, the Compensation Committee begins working with our executive officers to establish performance goals for the next year. The bonus program is designed to provide additional compensation to those individuals whose performance has helped the Company meet or exceed its annual performance targets. In general, the program is designed such that those who can most affect the Company's performance metric have the largest portion of their total potential compensation at risk with respect to such metric.

        Our objective is to provide clear incentives to achieve the Company's goals for the next year and to position the Company to achieve higher levels of financial performance for future years. In setting these goals, the Committee considers the current economic conditions and business environment on both a micro and macro basis. Macro factors include the expected state of the economy, and energy and raw material prices. Micro factors include competitive conditions, capacity in the tissue products industry both on a regional and national basis, and consumer trends and how they impact our customers' requirements for our products. Accordingly, it is the expectation of the Compensation Committee that the Company should earn a minimum EBITDA level and improve its productivity so that we achieve our goal of being a low cost producer of tissue products. Productivity improvements are expected in both parent roll manufacturing and converting production. The target and range of thresholds for each metric and percentage payouts that correspond to the target and thresholds for each metric are established each year to provide a graduated payout scale. If the Company does not achieve the minimum EBITDA performance threshold, the named executive officers are not entitled to receive bonus payouts based on parent roll manufacturing or converting production regardless of whether those metrics have been achieved.

        Prior to 2012, named executive officers were generally first eligible to earn bonus payments when current year performance exceeded the prior year's performance in the operating metrics of EBITDA, parent roll manufacturing and converting production. In order to receive payments of any bonus metric earned, the prior year's EBITDA performance must be exceeded. In 2012, the Compensation Committee adjusted the bonus program for all eligible employees. As a result, the Compensation Committee began allowing bonus eligibility to start below the prior year's performance for the operating metrics of parent roll manufacturing and converting production and began weighting the operating metrics in accordance with employees' positions to allow for a more equitable distribution of bonuses. The minimum thresholds reflect the committee's evaluation of expectations for business for the coming year, taking into account market conditions and capital invested for efficiency and growth. Bonus levels increase on a graduated scale. Each of our named executive officers has a target bonus of 60% of base salary, which was $163,424 for Mr. Snyder and $116,866 for Mr. Schroeder in 2011, and is $192,000 for Mr. Snyder and $123,000 for Mr. Schroeder in 2012. As a result, in 2012 our executive officers have financial incentive to achieve higher Company performance than we project.

        The Company's Chief Financial Officer certifies the accuracy and consistency of the bonus calculation and presents the calculations to the Compensation Committee in the first quarter of each year and at other times as requested by the Compensation Committee.

        The following table summarizes the bonus payments made to each of our named executive officers for 2010 and 2011 and the targeted bonus payments for 2012:

	Actual 2010		Actual 2011	Percentage Change	Targeted 2012(1)	Percentage Change
Robert A. Snyder	$27,237	(2)	$100,735	269.8%	$192,000	90.6%
Keith R. Schroeder	$19,477	(2)	$64,534	231.3%	$123,000	90.6%

(1)
Targeted bonus calculation is based upon the base salary of each of Mr. Snyder and Mr. Schroeder at the beginning of the calendar year. Each of our named executives has a target bonus of 60% of base salary.

(2)
In 2010, the Company did not meet the minimum EBITDA threshold for bonus payments, and so no amounts were paid with respect to the Company's cash incentive plan for 2010. However, the Board awarded discretionary bonuses equal to 10% of their annual base salary to each of Mr. Snyder and Mr. Schroeder for their work on completing the new converting line and the improvements to the wastewater facility.

Weighted Operating Metrics as a Percentage of Total Bonus

	Robert A. Snyder
Metric	Composition of 2011 Bonus	Actual 2011 Payment(1)	Composition of 2012 Bonus	Targeted 2012 Payment
EBITDA	80%	$68,678	80%	$153,600
Converting Production	10%	$12,400	10%	$19,200
Parent Roll Manufacturing	10%	$19,657	10%	$19,200
Total	100%	$100,735	100%	$192,000

	Keith R. Schroeder
Metric	Composition of 2011 Bonus	Actual 2011 Payment(1)	Composition of 2012 Bonus	Targeted 2012 Payment
EBITDA	80%	$43,997	80%	$98,400
Converting Production	10%	$7,944	10%	$12,300
Parent Roll Manufacturing	10%	$12,593	10%	$12,300
Total	100%	$64,534	100%	$123,000

(1)
The actual bonus percentage for each operating metric is calculated on a prorated basis between thresholds.

        The Compensation Committee places great emphasis on EBITDA because it believes that the named executive officers should focus primarily on the Company's key financial metric and should be encouraged to consider all means for improving EBITDA, including converting production and parent roll manufacturing as well as other operational and financial means for improving overall financial results.

        The following table shows the Company's performance thresholds for EBITDA and the corresponding percentage of the bonus award tied to such metric that is payable if the Company meets such threshold:

EBITDA Performance Thresholds
2011 Goals	Percent of EBITDA bonus achieved(1)		2012 Goals	Percent of EBITDA bonus achieved(1)
<$14,830,000	0	%(2)	<$16,621,000	0	%(2)
16,000,000	20%		18,000,000	20%
17,000,000	30%		20,000,000	30%
18,500,000	45%		22,000,000	45%
20,000,000	60%		24,000,000	60%
21,500,000	70%		26,000,000	70%
23,000,000	85%		28,000,000	85%
24,000,000	100%		30,000,000	100%
27,000,000	125	%(3)	32,000,000	125	%(3)
29,000,000	150%		34,000,000	150%

(1)
Actual bonus percentage is prorated between thresholds. The percentages are presented as a percent of the EBITDA bonus metric, which comprises 80% of total bonus awarded.

(2)
The EBITDA minimum threshold, $16,621,000 for 2012 and $14,830,000 for 2011, must be achieved in order for any bonus to be earned on any of the three operating metrics.

(3)
Pursuant to our cash bonus plan, at this threshold (125% of the 80% weighting), the named executive officer would reach the 100% maximum cash bonus allowed under his employment agreement. Achieving EBITDA above this level might not result in any additional bonus above the 100% maximum. However, the Board, in its discretion, may award a bonus at a level above the 100% maximum.

        The EBITDA bonus goals for 2011 and 2012 were established based upon results from the previous year and evaluation of expectations for business for the coming year, taking into account market conditions, capital invested for efficiency and growth, fiber prices and other factors. If we achieve EBITDA of $24,000,000 in 2012, Mr. Snyder would receive $153,600 and Mr. Schroeder would receive $98,400. This level of EBITDA is intended to provide our named executive officers the opportunity to earn significant bonuses beyond the 60% targeted bonus level if the Company achieves levels of EBITDA beyond $24,000,000, thereby providing incentives to maximize the Company's financial performance.

        The following table shows the Company's performance thresholds for converting production and the corresponding percentage of the bonus award tied to such metric that is payable if the Company meets such threshold:

Converting Production Thresholds (hourly labor cost per finished product case)
2011 Goals	Percent of converting production bonus achieved(1)	2012 Goals	Percent of converting production bonus achieved(1)
>$1.42	0%	>$1.30	0%
1.37	15%	1.25	25%
1.32	25%	1.20	50%
1.27	35%	1.15	75%
1.23	50%	1.10	100%
1.21	60%
1.19	70%
1.17	80%
1.15	100%

(1)
Actual bonus percentage is calculated on a prorated basis between thresholds. The percentages are presented as a percent of the converting production bonus metric, which comprises 10% of total bonus awarded.

        For our converting process, we use a production metric based on our hourly labor cost per case of converted product produced. Hourly labor cost per case is determined by adding all hourly labor costs of converting the product (including wages, taxes and fringe benefits of employees running the converting lines and working in the warehouse, but excluding managerial costs), divided by the total number of cases produced. If we achieve converting costs of $1.18 per case of converted product in 2012, then Mr. Snyder would receive $19,200 and Mr. Schroeder would receive $12,300. Achievement of these converting costs for 2012 will require an improvement of 6.3% in converting costs over the 2011 cost of $1.26. As with parent roll manufacturing, we expect that setting the thresholds at these levels provides the named executive officers with incentive to outperform the target threshold.

        The following table shows the Company's performance thresholds for parent roll manufacturing and the corresponding percentage of the bonus award tied to such metric that is payable if the Company meets such threshold:

Parent Roll Manufacturing Thresholds (tons/day)
2011 Goals	Percent of parent roll manufacturing bonus achieved(1)	2012 Goals	Percent of parent roll manufacturing bonus achieved(1)
<153.0	0%	<155.0	0%
154.0	25%	156.0	25%
155.0	50%	157.0	40%
156.4	60%	158.0	50%
157.0	70%	159.0	60%
157.5	80%	160.0	80%
158.0	100%	165.0	100%

(1)
Actual bonus percentage is calculated on a prorated basis between thresholds. The percentages are presented as a percent of the parent roll manufacturing bonus metric, which comprises 10% of total bonus awarded.

        The parent roll manufacturing metric is based on the daily average tons of paper we produce. The parent roll manufacturing bonus goals for 2011 and 2012 were established using actual results from the prior year as a base. If we produce 159.0 tons of paper per day in 2012, Mr. Snyder would receive $19,200 and Mr. Schroeder would receive $12,300. Achievement of this production level for 2012 will require an improvement of 1.5% in parent roll manufacturing over the 156.6 tons produced in 2011. Our performance thresholds for parent roll manufacturing are designed to reward our named executive officers if the Company achieves levels of parent roll manufacturing efficiencies beyond the prior year's performance. By setting the thresholds at these levels, the named executive officers have incentives to outperform the target threshold.

        Historically, the Company has not granted significant subjectively determined bonuses under the performance bonus program and the Company does not expect this to change. However, the Compensation Committee believes it is important to have the flexibility to award both named executive officers and other employees for specific performance not covered in the performance metrics of the formula-driven bonus plan. The amount of the discretionary bonus pool is set each year by the Compensation Committee, after considering recommendations from the Chief Executive Officer, the Chief Financial Officer and Mr. Shuster, as consultant. For 2011, the amount available in the discretionary bonus pool was $125,000 and for 2012, the amount available in the discretionary bonus pool was increased to $175,000. The Compensation Committee believes this increase was required to enable the Company to pay competitive bonuses to retain key personnel. While our named executive officers are eligible to receive payments from the discretionary bonus pool, it exists largely for bonuses for salaried employees who do not participate in the performance bonus program.

        Equity-based compensation.    Orchids' Stock Incentive Plan's purpose is to provide the Company with a means to assist in recruiting, retaining, and rewarding certain employees, directors, and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of awards. By granting awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company.

        The Company's Compensation Committee is the administrator of the Stock Incentive Plan. Subject to the express provisions of the plan, the committee has plenary authority, in its discretion, to determine the individuals to whom, and the time or times which, awards shall be granted and the number of shares, if applicable, to be subject to each award. In making such determinations, the committee may take into account the nature of services rendered by the respective individuals, as well as their present and potential contributions to the Company's success.

        Stock option awards can be made at the commencement of employment. Additionally, grants can be made following a significant change in job responsibilities or to meet other special retention objectives. The Compensation Committee reviews and approves stock option awards to executive officers based upon a number of factors, including the number of shares vesting for each named executive officer in each year and the amount of equity held by each named executive officer in the aggregate, its assessment of individual performance, and retention considerations. Periodic stock option awards are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management.

        The following table shows the vested equity for each named executive officer as of December 31, 2011, the number of shares vesting each year until the option is fully vested and the aggregate number of shares subject to the outstanding option grants:

	Vested Year-end 2011	2012	2013	Total Option Shares
Robert R. Snyder(1)	225,000	—	—	225,000
Keith R. Schroeder(2)	162,500	—	—	162,500

(1)
On January 19, 2012, Mr. Snyder was awarded an option to purchase 17,000 shares of common stock, vesting over a period of two years.

(2)
On January 19, 2012, Mr. Schroeder was awarded an option to purchase 10,000 shares of common stock, vesting over a period of two years.

        401(k) plans.    We have three 401(k) retirement savings plans. One covers all non-union employees, one covers the Company's union employees in the paper mill, and one covers the Company's union employees in the converting facility. Our executive officers are covered by the non-union plan. The Company may make matching or additional contributions to the plan, to be determined annually by the Compensation Committee, for the benefit of all participants. In 2010, the Company's policy was changed to increase the matching contribution to 87.5% of a salaried employee's deferrals up to 8% of wages paid, up from 75% in recent years, which deferrals are limited by the IRS prescribed maximum. The increase in the Company's matching contribution percentage was made to encourage our employees to participate in the 401(k) retirement savings plans and to do so at higher levels.

        Perquisites.    We offer a very limited array of perquisites to our named executive officers. All salaried employees of the Company receive a term life insurance benefit of one year's base salary while employed by the Company, as well as short-term and long-term disability insurance coverage. The Company believes that these certain limited perquisites are an important element of compensation for attracting and retaining high caliber executive officers, but that perquisites are not the most effective means of achieving the Company's compensation objectives.

        Severance, change in control, and other post-employment payments.    The Company's named executive officers have severance and change in control provisions as part of their employment agreements. The purpose of these provisions is to aid in retention and recruitment. In addition, by providing for change of control payments, we are able to encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the Company and protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under these provisions is consistent with what the Compensation Committee views as common industry practices. These arrangements are described in greater detail in the section of the proxy captioned "EXECUTIVE COMPENSATION—Potential Payments Upon Termination or Change in Control."

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and Chief Financial Officer. In 2011, the Chief Executive Officer and the Chief Financial Officer were the Company's only executive officers and, therefore, there were no other executive officers whose aggregate cash compensation exceeded $100,000 during the year. We refer to these persons as the "named executive officers" elsewhere in this proxy statement.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)	All Other Compensation		Total
Robert A. Snyder	2011	$276,334	(4)	$—		$—		$100,735	$46,260	(5)	$423,329
President and	2010	$268,370	(6)	$27,237	(7)	$—		$—	$183,115	(8)	$478,722
Chief Executive Officer	2009	$266,250		$40,000	(9)	$—		$266,250	$19,568	(10)	$592,068
Keith R. Schroeder	2011	$196,883	(11)	$—		$—		$64,534	$18,439	(12)	$279,856
Chief Financial Officer	2010	$192,584	(13)	$19,477	(7)	$—		$—	$22,786	(14)	$234,847
	2009	$185,698	(15)	$—		$93,500	(16)	$190,025	$9,900	(17)	$479,123

(1)
These are discretionary bonus amounts earned based on special performance in the year reported, but are paid in the year following.

(2)
The amounts in this column represent the grant date fair value of stock options granted to each named executive officer, determined using the Black-Scholes option pricing model, in accordance with FASB ASC Topic 718. The amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each named executive officer. For the relevant assumptions used in determining the fair value of stock option awards, refer to "Stock Option Expense" in Note 1 and Note 9—Stock Incentive Plan to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 7, 2012.

(3)
These are performance bonus amounts earned based on performance criteria established at the beginning of each year pursuant to the annual incentive bonus plan, but are paid in the year following.

(4)
From January 1, 2011 until August 31, 2011, Mr. Snyder was paid at a rate of $272,374 per year. Beginning on September 1, 2011, Mr. Snyder's base salary was increased 4.2% in accordance with the terms of his employment agreement, and Mr. Snyder was paid at a rate of $283,814 for the remainder of 2011.

(5)
Consists of a gross up payment of $21,552 for Mr. Snyder's relocation to Oklahoma, $19,250 of matching Company contributions to the Company's 401(k) plan and a payment of one week's salary of $5,458 in lieu of accrued vacation time in accordance with Company policy.

(6)
From January 1, 2010 until August 31, 2010, Mr. Snyder was paid at a rate of $266,250 per year. Beginning on September 1, 2010, Mr. Snyder's base salary was increased 2.3% in accordance with the terms of his employment agreement, and Mr. Snyder was paid at a rate of $272,374 for the remainder of 2010.

(7)
In 2010, the Company did not meet the minimum EBITDA threshold for bonus payments, and so no amounts were paid with respect to the Company's cash incentive plan for 2010. However, the Board awarded discretionary bonuses equal to 10% of their annual base salary to each of Mr. Snyder and Mr. Schroeder, for their work on completing the new converting line and the improvements to the wastewater facility.

(8)
Consists of a gross up of $161,368 for Mr. Snyder's relocation to Oklahoma, $18,105 of matching Company contributions to the Company's 401(k) plan and a payment of one week's salary in lieu of accrued vacation time in accordance with Company policy.

(9)
In September 2009, Mr. Snyder was granted a one-time bonus of $40,000 due to the contributions Mr. Snyder made during the year, including the substantial improvements in operating efficiencies and product margins, and because Mr. Snyder did not receive an annual increase in base salary under the terms of his employment agreement.

(10)
Consists of personal travel and temporary housing allowance, estate planning reimbursement and matching contributions to the Company's 401(k) plan.

(11)
From January 1, 2011 until August 31, 2011 Mr. Schroeder was paid at a rate of $194,776 per year. Beginning on September 1, 2011, Mr. Schroeder's base salary was increased 2.2%, and Mr. Schroeder was paid at a rate of $199,157 for the remainder of 2011.

(12)
Consists of $14,609 of matching Company contributions to the Company's 401(k) plan and a payment of one week's salary of $3,830 in lieu of accrued vacation time in accordance with Company policy.

(13)
From January 1, 2010 until June 14, 2010, Mr. Schroeder was paid at a rate of $190,025 per year. Beginning on June 14, 2010, Mr. Schroeder's base salary was increased 2.5%, and Mr. Schroeder was paid at a rate of $194,776 for the remainder of 2010.

(14)
Consists of matching Company contributions to the Company's 401(k) plan and a payment of one week's salary in lieu of accrued vacation time in accordance with Company policy.

(15)
From January 1, 2009 until February 28, 2009, Mr. Schroeder was paid at a rate of $162,647 per year. Beginning on March 1, 2009, Mr. Schroeder's new employment agreement became effective and Mr. Schroeder was paid at a rate of $190,025 for the remainder of 2009.

(16)
On January 20, 2009, Mr. Schroeder received a stock option to purchase 20,000 shares of common stock, subject to vesting over two years.

(17)
Consists of matching Company contributions to the Company's 401(k) plan.

2011 Grants of Plan-Based Awards

        Each year, based upon the recommendations of the Compensation Committee, the Company sets forth a cash bonus program based on formulas, including target metrics and potential bonus ranges based on the elements critical to the Company's financial results. If the EBITDA minimum threshold is achieved, named executive officers are eligible to receive cash bonus payments based on performance in the operating metrics of EBITDA, parent roll manufacturing and converting production. The following table summarizes annual cash incentive opportunities provided to named executive officers in 2011.

		Estimated possible payouts under non-equity incentive plan awards(1)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target($) (d)	Maximum($) (e)
Robert A. Snyder	January 31, 2011	$2,723	$163,424	$272,374
Keith R. Schroeder	January 31, 2011	$1,947	$116,866	$194,776

(1)
These columns show the potential value of the payout for each named executive officer if the threshold, target or maximum goals are satisfied for all performance measures under our executive cash incentive plan for the year. The potential payouts are performance-driven and therefore completely at risk. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the "COMPENSATION DISCUSSION AND ANALYSIS."

        The Company's Stock Incentive Plan provides for grants of stock options, stock appreciation rights, performance-based awards, as well as other stock based awards and cash based awards. With respect to executive officers and directors, the Company makes equity awards under the Stock Incentive Plan to encourage them to focus on long-term Company performance. No stock option grants were made to our executive officers during the year ended December 31, 2011.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information on the holdings of stock options by the named executive officers as of December 31, 2011.

	Option Awards
Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)
Robert A. Snyder	225,000	—	$6.81	August 20, 2017
Keith R. Schroeder	142,500	—	$5.33	April 14, 2015
	20,000	—	$10.205	January 20, 2019

(1)
The expiration date of each option occurs ten years after its date of grant.

        The table below provides the grant date for each outstanding equity award at the end of fiscal 2011 and the respective vesting schedule:

			Vesting Period
		Number Of Stock Options Granted
Officer	Grant Date(1)		Prior to 2011	2011	2012	2013
Robert A. Snyder	August 20, 2007	225,000	180,000	45,000	—	—
Keith R. Schroeder	April 14, 2005	142,500	142,500	—	—	—
	January 20, 2009	20,000	10,000	10,000	—	—

(1)
The expiration date of each option occurs ten years after the date of grant.

Option Exercises in Last Fiscal Year

        None of our named executive officers exercised options during the fiscal year ended December 31, 2011.

Potential Payments Upon Termination or Change in Control

        The following table sets forth the potential payments to our named executive officers under existing agreements for various scenarios involving a change in control or termination of employment, assuming termination or change in control occurred on December 31, 2011.

Officer	Termination With Cause	Termination Due To Death, Disability, Injury Or Illness	Termination Within 12 Months of Change In Control(1)		Termination After 12 Months from Change In Control	Termination Without Cause	Termination By Employee After Material Change	Termination By Employee
Robert A. Snyder	$—	$—	$567,628	(2)	$283,814	$283,814	$283,814	$—
Keith R. Schroeder	$—	$—	$398,314	(3)	$199,157	$199,157	$199,157	$—

(1)
The payments upon a change in control include the value of the executive's unvested stock options which would vest upon such an event, calculated using the closing market price of the Company's common stock at December 31, 2011.

(2)
Consists of two years worth of salary.

(3)
Consists of two years worth of salary.

        The Company has agreed, in their respective employment agreements, to provide the Company's President and Chief Executive Officer and the Company's Chief Financial Officer with certain payments in connection with their severance from employment. These employment agreements were designed to provide a competitive compensation package to the named executive officers, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the Company and to protect the earned benefits of the officer against adverse changes resulting from a change in control. Severance payments would not be made in the event the named executive officer is terminated for cause. Cause is defined in the Company's employment agreements as:

  •
  the employee engages in willful misconduct which is materially injurious to the Company;

  •
  the employee is convicted, or enters a plea of nolo contendere with respect to a felony;

  •
  the employee engages in fraud or dishonesty in connection with the business of the Company;

  •
  the employee's abuse of or dependency on alcohol or drugs (illicit or otherwise);

  •
  the employee breaches their contractual agreement; or

  •
  the employee fails to perform lawful directives, including, without limitation, any failure to regularly report to the office.

        If either executive is terminated for cause, no severance is provided. If an executive is terminated without cause, severance payments equal one year's salary and are paid over the course of the year. If an executive is terminated within 12 months of a change in control, severance payments equal two year's salary and are paid in a lump sum on the date that is 90 days after the termination. In addition, upon a change in control, all stock options under the Stock Incentive Plan vest immediately. Change in control is defined in the Company's 2005 Stock Incentive Plan to mean:

            (i)  the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

           (ii)  individuals who, as of the date of the plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

          (iii)  approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

DIRECTORS' COMPENSATION

        The Company reimburses members of the Board of Directors for travel expenditures related to their services to the Company. The chart below sets forth the fees paid to directors.

Type of Fee	Amount
Non-employee Director (other than Chairman)	$20,000
Chairman of the Board of Directors	$60,000
Chairman of the Audit Committee	$10,000
Member of the Audit Committee	$5,000
Chairman of the Compensation Committee	$5,000
Chairman of the Nominating and Corporate Governance Committee	$5,000
Board Meeting Attended by Director:
Attended in person	$1,200
Attended by telephone	$600
Audit, Compensation or Nominating and Corporate Governance Committee Meetings:
Attended in person if it is not in conjunction with a full Board meeting	$1,200
Attended by telephone	$600
Special Committees	$5,000	(1)

(1)
Generally, members of a special committee are paid $5,000 for their services, however, the fees paid may vary from time to time and are approved on a case-by-case basis by the Compensation Committee.

        The committee believes directors' incentives should be to improve the long-term value of the Company and promote stockholder returns. Accordingly, they are also compensated with awards under the Stock Incentive Plan. It has been the Company's practice to award options covering 3,750 shares of Common Stock upon a new non-employee director's election to the Board of Directors. The Company also awarded each continuing non-employee director options covering 3,750 shares of stock in connection with their re-election at the 2011 annual meeting of stockholders (options covering 10,000 shares were awarded to the Chairman of the Board).

Summary Board of Directors Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total
Gary P. Arnold (2)	$32,800	$14,813	—		$47,613
Steven R. Berlin (3)	$40,200	$14,813	—		$55,013
John C. Guttilla (4)	$37,700	$14,813	—		$52,513
Douglas E. Hailey (5)	$31,500	$14,813	—		$46,313
Jeffrey S. Schoen (6)	$35,200	$14,813	—		$50,013
Jay Shuster(7)	$66,000	$39,500	$70,000	(8)	$175,500

(1)
The amounts in this column represent the grant date fair value of stock options granted to each director in fiscal 2011, determined using the Black-Scholes option pricing model, in accordance with FASB ASC Topic 718. The amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by each director. For the relevant assumptions used in determining the fair value of stock option awards, refer to "Stock Option Expense" in Note 1 and Note 9—Stock Incentive Plan to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 7, 2012.

(2)
Mr. Arnold had 26,250 vested stock options outstanding as of December 31, 2011.

(3)
Mr. Berlin had 11,250 vested stock options outstanding as of December 31, 2011.

(4)
Mr. Guttilla had 20,000 vested stock options outstanding as of December 31, 2011.

(5)
Mr. Hailey had 18,750 vested stock options outstanding as of December 31, 2011.

(6)
Mr. Schoen had 22,500 vested stock options outstanding as of December 31, 2011.

(7)
Mr. Shuster had 30,000 vested stock options outstanding as of December 31, 2011.

(8)
The Company has an informal consulting agreement with Mr. Shuster whereby Mr. Shuster serves as a consultant to management and the Board of Directors of the Company. The Board of Directors requires Mr. Shuster to meet regularly with the Company's management team, both in person and telephonically; Mr. Shuster consults on a range of strategic and operational issues. As part of Mr. Shuster's consulting services, he assists the Compensation Committee with the annual review of the compensation package of our officers and with developing the metrics to be used in our bonus program. Mr. Shuster is paid $70,000 annually for consulting services he provides to the Company.

Limitation of Liability and Indemnification

        The Company's amended and restated certificate of incorporation provides that we may indemnify the Company's directors, officers, employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company maintains a directors' and officers' liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. We believe that these indemnification and liability provisions are essential to attracting and retaining qualified persons as officers and directors.

        In addition, the Company's amended and restated certificate of incorporation limits the personal liability of the Company's directors to the Company and its stockholders for monetary damages to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in the Company's amended and restated certificate of incorporation does not eliminate a director's duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief remain available. Each director will continue to be subject to liability for any breach of the director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        The Company has entered into separate indemnification agreements with each of the Company's directors and officers which are broader than the specific indemnification provision contained in the Delaware General Corporation Law. Under these agreements, the Company is required to indemnify them against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual, or any threatened, proceeding if any of them may be made a party because he or she is or was one of the Company's directors or officers. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company's best interests. With respect to any criminal proceeding, the Company is obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements.

Employee Benefit Plans

        Stock Incentive Plan.    The Company's Stock Incentive Plan was adopted by the Company's Board of Directors and approved by the stockholders in April 2005. In May 2011, the stockholders approved an amendment to increase the shares issuable under the Stock Incentive Plan to 1,097,500. The plan provides for the granting of incentive stock options to employees and for the granting of non-qualified stock options, stock appreciation rights and other cash or stock-based awards to employees, directors and consultants selected by the Company's Compensation Committee.

        401(k) Plan.    The Company established three 401(k) retirement savings plans in 1998. One plan covers all salaried employees, one covers the Company's union employees in the paper mill and one covers the Company's union employees in the converting facility. Each of the Company's participating employees may contribute to the 401(k) plan, through payroll deductions, not less than 1% nor more than 25% of his or her total cash compensation. The Company may make matching or additional contributions to the 401(k) plan in amounts to be determined annually by the Company's Board of Directors in the case of the Company's 401(k) plan for salaried employees, and by the respective union contracts in the case of the 401(k) plans for union employees. Employees may elect to invest their contributions in various established mutual funds. All amounts contributed by employee participants are fully vested at all times. Under the two union plans, employer matching contributions are fully vested at all times. Under the salaried employees' plan, the employer matching contributions vest ratably over the first four years of employment. For the years ended December 31, 2009, 2010 and 2011, administrative expenses paid to the third-party provider related to the 401(k) plans were $2,075, $3,025 and $1,950 respectively.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

        The Company has employment agreements with Robert Snyder, the Company's President and Chief Executive Officer, and Keith R. Schroeder, the Company's Chief Financial Officer.

        Mr. Snyder's agreement had an initial term ending on December 31, 2011 and is automatically renewed for one-year terms thereafter unless terminated by either party upon 60 days notice prior to the end of the then-current term. The agreement may be terminated by us prior to the end of the term upon Mr. Snyder's death, disability or for cause (as defined in the agreement). Per the terms of the agreement, Mr. Snyder's base salary is subject to annual adjustments to reflect any increase from the previous year in the consumer price index for the Midwest Urban metropolitan areas with a population between 50,000 and 1,500,000 people. In 2011, Mr. Snyder's base salary was increased from $272,374 to $283,814, as the consumer price index increased 4.2% in July 2011 relative to July 2010. In January 2012, Mr. Snyder's agreement was amended to increase his base salary to $320,000 per annum, effective January 1, 2012, with the new base salary not being subject to a consumer price index adjustment until February 1, 2013. Mr. Snyder is entitled to an annual cash bonus targeted at 60% of his annual salary and limited to a maximum of 100% of his annual salary. Mr. Snyder is entitled to a severance payment of one year's salary if the Company terminates him without cause or if he terminates his employment for good reason, and no severance payment if he is terminated for cause or if he terminates his employment other than for good reason. If the Company terminates Mr. Snyder without cause or if he terminates his employment for good reason within the 12 months following a change of control, he is entitled to a severance payment of two year's salary.

        Mr. Schroeder's current employment agreement became effective on March 1, 2009. Mr. Schroeder's agreement had an initial term ending on December 31, 2011 and is automatically renewed for one-year terms thereafter unless terminated by either party upon 60 days notice prior to the end of the then-current term. The agreement may be terminated by the Company prior to the end of the term upon Mr. Schroeder's death, disability or for cause (as defined in the agreement). As compensation for his services, Mr. Schroeder receives an annual base salary, subject to annual adjustments at the discretion of the Board. In 2011, the Board granted Mr. Schroeder an increase of $4,381, or 2.2%, in his base salary to $199,157. Effective January 1, 2012, Mr. Schroeder's salary was increased to $205,000 per year. Mr. Schroeder is entitled to an annual cash bonus targeted at 60% of his annual salary and limited to a maximum of 100% of his annual salary. Mr. Schroeder is entitled to a severance payment of one year's salary if the Company terminates him without cause or if he terminates his employment for good reason, and no severance payment if he is terminated for cause or if he terminates his employment other than for good reason. If the Company terminates Mr. Schroeder without cause or if he terminates his employment for good reason within the 12 months following a change of control, he is entitled to a severance payment of two year's salary.

 REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

        We review all transactions and relationships in which the Company and any of our Directors, nominees for Director or executive officers, or any of their immediate family members, are participants, so as to determine whether any of these individuals have a direct or indirect material interest in any such transaction. We have developed and implemented processes and controls to obtain information from the Directors and executive officers about related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. Transactions that are determined to be directly or indirectly material to a related person are disclosed in the Company's proxy statement.

        Pursuant to these processes, all Directors and executive officers annually complete, sign and submit a Directors' and Officers' Questionnaire that is designed to identify related person transactions and both actual and potential conflicts of interest. We also make appropriate inquiries as to the nature and extent of business that the Company conducts with other companies for whom any of our Directors or executive officers also serve as directors or executive officers.

        Under the Company's Business Conduct Policy, any direct or indirect conflict of interest is prohibited, unless specifically consented to by the Company. A conflict of interest exists if, in the course of employment, the officer's or director's judgment and discretion is or may be influenced by considerations of personal gain, either for one's self or a third party. Any conflict or potential conflict of interest is required to be reported to the Company's Chief Financial Officer or the Chairman of the nominating and Corporate Governance Committee. A waiver of a conflict of interest with respect to executive officers and directors may only be granted by the Nominating and Corporate Governance Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since the beginning of 2011, there has not been, nor is there currently planned, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of the Company's common stock or any member of such persons' immediate families had or will have a direct or indirect material interest other than agreements which are described in this proxy under the section captioned "AGREEMENTS WITH NAMED EXECUTIVE OFFICERS" and the transactions described below.

Indemnification and Employment Agreements

        As permitted by the Delaware General Corporation Law, we have adopted provisions in the Company's amended and restated certificate of incorporation and bylaws that authorize and require us to indemnify the Company's officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. The Company's amended and restated bylaws provide that the Company will indemnify the Company's directors and officers, and may indemnify the Company's employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company currently has a directors' and officers' liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. We believe that these indemnification and liability provisions are essential to attracting and retaining qualified persons as officers and directors. The Company has also entered into employment agreements with the Company's named executive officers. See "AGREEMENTS WITH NAMED EXECUTIVE OFFICERS."

        The Company has entered into indemnification agreements with the Company's directors and executive officers. Under these agreements, the Company is required to indemnify them against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual, or any threatened, proceeding if any of them may be made a party because he or she is or was one of the Company's directors or officers. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company's best interests. With respect to any criminal proceeding, the Company is obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements.

        In addition, the Company's amended and restated certificate of incorporation limits the personal liability of the Company's directors to the Company and its stockholders for monetary damages to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in the Company's amended and restated certificate of incorporation does not eliminate a director's duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or the Company's stockholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of HoganTaylor LLP served as the Company's independent registered public accounting firm for the year ended December 31, 2011. The Audit Committee of the Board of Directors has appointed HoganTaylor LLP to act in that capacity for the year ending December 31, 2012. A representative of HoganTaylor LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

        Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of HoganTaylor LLP as the Company's independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain HoganTaylor LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        For this proposal to ratify the appointment of HoganTaylor LLP as the Company's independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF HOGANTAYLOR LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

Fees Paid to Independent Registered Public Accounting Firm

        Audit Fees.    The aggregate fees for professional services rendered by HoganTaylor LLP for the audit of the Company's financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2011, for the internal control audit required by Section 404 of the Sarbanes-Oxley Act of 2002 and for the review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 were approximately $127,850. Comparable fees for the 2010 audit and three quarterly reviews amounted to $125,000. The 2011 audit fee amount includes $3,850 associated with the Form S-8 that the Company filed with the SEC on July 1, 2011.

        Audit-Related Fees.    The aggregate fees billed for audit-related services rendered by HoganTaylor LLP were approximately $9,500 in both 2011 and 2010. These fees primarily relate to audits of the Company's defined contribution pension plans in each year.

        Tax Fees.    The aggregate fees paid to HoganTaylor LLP for tax compliance and tax consulting amounted to approximately $33,337 and $25,500 in 2011 and 2010, respectively. These fees primarily relate to the filing of the Company's taxes each year. The fees in 2011 include $19,750 associated with past due filings of Form 5500 through the United States Department of Labor's Voluntary Compliance Program. The fees in 2010 include $11,900 associated with state and local tax services.

        All Other Fees.    No other fees were paid in 2011 or 2010.

        The following table sets forth fees paid to HoganTaylor LLP:

	Audit Fees		Audit-Related Fees	Tax Fees		All Other Fees
2011	$127,850	(1)	$9,500	$33,337	(2)	$—
2010	$125,000		$9,500	$25,500	(3)	$—

(1)
Includes $3,850 associated with the Form S-8 that the Company filed with the SEC on July 1, 2011.

(2)
Includes $19,750 associated with past due filings of Form 5500 through the United States Department of Labor's Voluntary Compliance Program.

(3)
Includes $11,900 associated with state and local tax services.

Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

        The Audit Committee Charter requires the committee's pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval. The Audit Committee pre-approves these services by category of service. In determining whether proposed services are permissible, the committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the committee may (i) consult with management as part of the decision making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more committee members, provided that any such approvals are presented to the full committee at the next scheduled Audit Committee meeting.

        The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. All services provided to the Company by HoganTaylor in 2010 and 2011 were pre-approved by the Audit Committee.

        The percentage of hours expended on the principal accountant's engagement to audit the Company's financial statements for the fiscal year ended December 31, 2011 that were attributable to work performed by persons other than the principal accountant's full-time, permanent employees was less than 50%.

 PROPOSAL 3

STOCKHOLDER PROPOSAL

        In accordance with SEC rules, we have set forth below a stockholder proposal and the stockholder's supporting statement of its proposal. The stockholder's proposal and supporting statement are being presented as they were revised and provided to us by the stockholder. The Company is not responsible for any inaccuracies they may contain.

        Hillson Partners LP, 110 North Washington Street, Suite 401, Rockville, Maryland 20850, the beneficial owner of 419,502 shares of the Company's common stock, or approximately 5% of the Company's outstanding common stock, is the proponent of the following stockholder proposal which it intends to submit for consideration at the 2012 annual meeting of the Stockholders.

Stockholder Proposal Regarding Special Meetings of the Stockholders

        It is hereby RESOLVED that, pursuant to Article Eleventh of the Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), Article Seventh of the Company's Certificate of Incorporation is hereby amended in its entirety to read as follows:

    Special meetings of the stockholders may be called for any purpose or purposes (i) by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or President of the Corporation or (ii) upon written request from holders of record of at least 10% of the voting power of the outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, filed with the Secretary of the Corporation and otherwise in accordance with the Bylaws, and may not be called by any other person or persons;

        FURTHER RESOLVED, that pursuant to Section 6.9 of the Company's Amended and Restated Bylaws ("Bylaws"), that the Bylaws be amended as set forth on Appendix A; and

        FURTHER RESOLVED, that the Board of Directors shall make any conforming amendments to the Bylaws and take such further action as is necessary to effect the above amendments to the Certificate of Incorporation and the Bylaws.

Supporting Statement by Stockholder

        "Special meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. If Shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring, for example, when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our Board's current power to call a special meeting,

        This proposal topic won more than 60% support at the following companies: CVS Caremark, Sprint Nextel, Safeway, Motorola, and R. R. Donnelley.

        This Special Shareowner Meeting proposal, if adopted, would correct a current weakness in our company's corporate governance status. Currently, the executive officers and Board members, collectively, own less than 5% of the total outstanding shares of our common stock (not including shares issuable upon the exercise of stock options). Yet only the Board, the President and CEO, or the Chairman currently has the right to call a special meeting of the stockholders. Giving shareholders with at least a 10% ownership interest the right to call a special meeting would greatly improve our corporate governance status and further align the interests of shareholders, Management and the Board.

        Please encourage our board to respond favorably to this proposal to initiate the improved corporate governance that we deserve."

 Company's Response

        The Board of Directors has determined not to make a voting recommendation on this proposal for the following reasons. The Board of Directors has considered the stockholder proposal set forth above relating to amending the Certificate of Incorporation and Bylaws to permit holders of at least 10% of the voting power to call a special meeting of the stockholders, and at this time has determined neither to oppose or support the proposal and to make no voting recommendation to stockholders. The Board recognizes that this has been a controversial matter for other companies and believes there are valid arguments for and against adopting amendments to allow holders of at least 10% of the voting power to call special meetings. This proposal will allow the stockholders to determine if this is how the Company will handle special meetings of stockholders.

        The Company is not responsible for any inaccuracies the stockholder's statement above may contain, however, the Board provides the following updates regarding the outcome of certain similar proposal topics that are referenced in the stockholder's supporting statement above:

  •
  Based upon the Form 8-K filed with the SEC by Safeway, Inc. ("Safeway") on May 24, 2010, Safeway amended its certificate of incorporation and bylaws to give holders of at least 25% of the Safeway's outstanding capital stock the right to call a special meeting of stockholders.

  •
  Based upon the Form 8-K filed with the SEC by CVS Caremark Corp. ("CVS") on May 13, 2010, CVS amended its certificate of incorporation and bylaws to permit holders of record of at least 25% of the voting power of CVS' outstanding capital stock to call a special meeting of stockholders.

  •
  Based upon the Form 8-K filed with the SEC by Motorola Solutions, Inc. ("Motorola") on November 11, 2009, Motorola amended its bylaws to permit a special meeting of stockholders to be requested by one or more stockholders holding shares representing in the aggregate not less than 20% of the total number of votes entitled to be cast on a matter or matters to be brought before the proposed special meeting.

        Subject to the stockholders' approval of the above proposal, the amendments to the Certificate of Incorporation and the Bylaws will become effective upon the acceptance of the Company's filing of a Certificate of Amendment with the Secretary of State of Delaware.

        The amendments to the Certificate of Incorporation and Bylaws under this Proposal 3 requires the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of the Company voting together in a single class.

        THE BOARD OF DIRECTORS IS NEITHER SUPPORTING NOR OPPOSING THIS PROPOSAL AND MAKES NO RECOMMENDATION EITHER "FOR" OR "AGAINST" THIS STOCKHOLDER PROPOSAL 3 TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS.

STOCKHOLDER PROPOSALS

        The Company's amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices not more than 120 days or less than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders, or between January 17, 2013 and February 16, 2013 in the case of the 2013 annual meeting. However, if no annual meeting was held in the previous year or if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, notice by the stockholder must be received before the close of business on the 10th day after the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. The Company's amended and restated bylaws specify the requirements for the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

        Stockholder proposals intended to be presented at the 2013 annual meeting must be received at the Company's principal executive office no later than February 16, 2013, in order to be included in the Company's proxy statement and proxy relating to that meeting. The Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

CODE OF ETHICS

        The Company has a Business Conduct Policy ("Code of Ethics") that applies to all of its directors, officers, and employees, including its senior financial officers. A copy of the Code of Ethics is available in the Corporate Governance section of the Company's website, which can be accessed from the homepage at http://www.orchidspaper.com by selecting "Investors" followed by "Corporate Governance." We will post any amendments to the Code of Ethics in the same section of the Company's website.

OTHER MATTERS

        Management intends to bring before the meeting only the matters specifically described above and knows of no other matters to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

SOLICITATION OF PROXIES

        The Company will bear the cost of the solicitation of proxies for the meeting. The Company is requesting that brokerage houses, banks, custodians, nominees and fiduciaries forward the proxy material to beneficial owners and their reasonable expenses of forwarding will be reimbursed by us. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by the Company's officers, directors and employees, without special compensation for the solicitation.

By Order of the Board of Directors

Keith R. Schroeder Chief Financial Officer and Secretary
April 18, 2012

Appendix A
Proposed Amendment
to
Amended and Restated Bylaws
Orchids Paper Products Company

1.
Section 1.2 of the Bylaws is hereby amended in its entirety to read as follows:

  Section 1.2 Special Meetings.

  (i)
  Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board, the chief executive officer of the corporation, president of the corporation or by the stockholders in accordance with Section 1.2(ii) and as elsewhere provided herein.

  (ii)
  A special meeting of stockholders shall be called by the secretary of the corporation at the written request or requests (each, a "Special Meeting Request" and, collectively, the "Special Meeting Requests") of holders of record of at least ten percent (10%) of the voting power of the issued and outstanding capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting (the "Requisite Percentage"). A Special Meeting Request should be submitted to the secretary, shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a "Requesting Stockholder"), shall comply with Section 1.2 and Section 1.10, and shall include (A) a statement of the specific purpose or purposes of the special meeting, (B) the information required by Section 1.12, (C) an acknowledgement by the Requesting Stockholders that a disposition of shares of the corporation's capital stock owned of record or beneficially as of the date on which the Special Meeting Request in respect of such shares is delivered to the secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request with respect to such disposed shares; and (D) a representation that the Requesting Stockholders shall continue to hold the Requisite Percentage for the period beginning on the date the Special Meeting Request is submitted to the secretary up to and through the special meeting. If the Requesting Stockholders do not hold the Requisite Percentage for the period beginning on the date the Special Meeting Request is submitted to the secretary up to and through the special meeting, the Board of Directors may, in its discretion, cancel the special meeting.

  (iii)
  Notwithstanding the foregoing provisions of this Section 1.2, a special meeting requested by stockholders shall not be held if (A) the Special Meeting Request does not comply with this Section 1.2, (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (C) the Special Meeting Request is received by the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) an annual or special meeting of stockholders that included an identical or substantially similar item of business ("Similar Business") was held not more than ninety (90) days before the Special Meeting Request was received by the secretary, (E) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Special Meeting Request is received by the secretary and the business to be conducted at such meeting includes the Similar Business, or (F) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 1.2(iii) have been satisfied.

  (iv)
  In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (B) such Special Meeting Requests have been dated and delivered to the secretary within ten (10) days of the earliest dated Special

    Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.

  (v)
  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to Section 1.4 of this Article 1. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

  (vi)
  Special meetings shall be held at such date and time as may be fixed by the Board of Directors in accordance with these bylaws; provided, however, that in the case of a special meeting requested by stockholders, the date of any such special meeting shall not be more than ninety (90) days after a Special Meeting Request that satisfies the requirements of this Section 1.02 is received by the secretary. Special meetings shall be held at such place within or without the State of Delaware as is specified in the notice of meeting.

2.
The first sentence of Section 1.12 shall be revised in its entirety to read as follows:

    At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) in accordance with Section 1.2.

3.
Section 1.13(b) shall be revised in its entirety to read as follows:

        (b)   Notwithstanding the foregoing provisions of Section 1.11 and Section 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

ANNUAL MEETING OF STOCKHOLDERS OF ORCHIDS PAPER PRODUCTS COMPANY May 17, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.orchidspaper.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The Board of Directors recommends you vote FOR ALL NOMINEES: 1. ELECTION OF DIRECTORS: To elect seven directors for one-year terms expiring at the conclusion of the Company's annual meeting in 2013: O Gary P. Arnold O Steven R. Berlin O John C. Guttilla O Douglas E. Hailey O Jeffrey S. Schoen O Jay Shuster O Robert A. Snyder The Board of Directors recommends you vote FOR the following Proposal: 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify HoganTaylor LLP as the Company's independent registered public accounting firm for 2012. The Board of Directors makes no recommendation either FOR or AGAINST the following Proposal: 3. STOCKHOLDER PROPOSAL REGARDING SPECIAL MEETINGS OF STOCKHOLDERS: To adopt amendments to the Company's Certificate of Incorporation and Bylaws to permit holders of 10% or more of the Company's voting stock to call a special meeting of stockholders. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED AS RECOMMENDED ABOVE BY THE DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE ON PROPOSAL 3 BUT THE PROXY IS SIGNED, YOUR SHARES WILL NOT BE VOTED ON THIS PROPOSAL. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20703003000000001000 1 051712 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN

0 14475 REVOCABLE PROXY ORCHIDS PAPER PRODUCTS COMPANY ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2012 This Proxy is solicited on behalf of the Board of Directors of Orchids Paper Products Company The undersigned stockholder(s), revoking all prior proxies, hereby appoint(s) Robert A. Snyder and Keith R. Schroeder, or either of them, the true and lawful attorneys-in-fact, agents and as proxies for the undersigned, with full power of substitution, to act and to vote all of the common stock of Orchids Paper Products Company that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at the Ambassador Hotel located at 1324 South Main Street, Tulsa, Oklahoma 74119 on Thursday, May 17, 2012, at 8:30 a.m. Central Time, or at any adjournment or adjournments thereof. The proxies are directed to vote as instructed on the matters set forth on this card and all other matters at their discretion which may properly come before the meeting. The undersigned acknowledges that he/she has received a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement. IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. (Continued and to be signed on the reverse side.)